UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 28, 2003

TurboChef Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23478	48-1100390

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 Metric Drive, Suite 128, Dallas, Texas	75243

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(214) 379-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

          On October, 28, 2003, TurboChef Technologies, Inc. (the “Registrant”) completed a private placement of 2,132,650 shares of its Series D Preferred Stock, par value $1.00 per share (the “Series D Preferred Stock”), to OvenWorks, LLLP (“OvenWorks”) and to certain clients of Sanders Morris Harris Inc. for which OvenWorks served as nominee.  At the time of issuance, the shares of Series D Preferred Stock issued in the private placement were convertible into an aggregate of 42,653,000 shares of the Registrant’s common stock, par value $.01 per share (the “Common Stock”), which represents approximately 58% of the Registrant’s total equity on an as-converted, fully-diluted basis (i.e., assuming that all outstanding options, warrants and other rights for the purchase of Common Stock shall have been exercised, and all outstanding shares of all series of the Registrant’s preferred stock, including the Series D Preferred Stock, have been converted into Common Stock).  The shares of Series D Preferred Stock were sold at a price of $6.13226 per share, resulting in gross proceeds to the Registrant of $13,077,964.

          OvenWorks, which purchased for its own account 1,932,650 shares of the Series D Preferred Stock, is a Georgia limited liability limited partnership of which Oven Management, Inc., a Georgia corporation (“Oven Management”) serves as the general partner.  Oven Management is controlled by Richard E. Perlman.  OvenWorks’ funding for the purchase of the Series D Preferred Stock was obtained through the private sale of interests in OvenWorks to individual investors.

          Pursuant to the terms of the Certificate of Designations, Powers, Preferences, and Rights filed with the Secretary of State of the State of Delaware to establish the Series D Convertible Preferred Stock (the “Certificate of Designation”), holders of the Series D Preferred Stock generally will vote together with the holders of Common Stock as a single class, with each holder of outstanding shares of Series D Preferred Stock having a number of votes per share of the Series D Preferred Stock equal to the number of whole shares of Common Stock into which such share of Series D Preferred Stock is then convertible.  Each share of Series D Preferred Stock is currently convertible into 20 shares of Common Stock.

          As long as at least 25% of the shares of Series D Preferred Stock issued on October 28, 2003 remain unconverted, holders of shares of the Series D Preferred Stock are entitled to vote as a class with respect to:

(a)

any amendment, waiver or repeal of any provisions of, or any addition of any provision to, the Registrant’s Certificate of Incorporation or Bylaws, and any action or any other agreements which would prohibit or conflict with the Registrant’s obligations under the Certificate of Designation with respect to the holders of the Series D Preferred Stock;

(b)	any alteration or change to the rights, preferences or privileges of the shares of the Series D Preferred Stock;

(c)

any increase, decrease or other change in the number of authorized shares of the Registrant’s capital stock, or the creation, authorization, designation, issuance or establishment of any class or series of capital stock of the Registrant which ranks senior to, or on a parity with, the Series D Preferred Stock as to dividend, redemption rights, voting rights or rights on liquidation, dissolution or winding up of the Registrant;

(d)

the declaration or payment of any dividend on, purchase, redemption or other acquisition of any security of the Registrant that is junior with respect to the Series D Preferred Stock, or which ranks senior to, or on a parity with, the Series D Preferred Stock, unless the Registrant is otherwise required to declare or pay such dividend pursuant to the terms of the Registrant’s Certificate of Incorporation, as amended;

(e)	any action which would result in increasing the number of directors to more than 6; or

(f)	any merger, consolidation or statutory share exchange.

          Additionally, as long as at least 25% of the shares of Series D Preferred Stock issued on October 28, 2003 remain unconverted, the holders of Series D Preferred Stock will be entitled to elect, on an annual basis and by the affirmative vote of the holders of a majority of the outstanding Series D Preferred Stock, two-thirds of the total number of directors of the Registrant, rounded to the next highest whole number.

          In addition, OvenWorks, the Registrant, Jeffrey B. Bogatin and Donald J. Gogel entered into a Stockholders’ Agreement, dated as of October 28, 2003 (the “Stockholders’ Agreement”) which sets forth certain restrictions on the transfer of Common Stock held by Messers Bogatin and Gogel.  The Stockholders’ Agreement also provides that as long as Mr. Bogatin owns at least 5% of the Common Stock (on a fully-diluted, fully-converted basis), Mr. Bogatin may nominate and elect one member of the Registrant’s board of directors, subject to the reasonable approval of such nominee by the Registrant’s board of directors.

          Messers Bogatin and Gogel also entered into a Voting Agreement with OvenWorks, dated as of October 28, 2003, pursuant to which they gave irrevocable proxies to OvenWorks and Oven Management to vote their respective shares of Common Stock with respect to certain matters.

          For more information regarding the above transaction, please refer to the press release attached hereto as Exhibit 99.3, which is hereby incorporated by this reference, and to the copies of the relevant documents filed herewith.

ITEM 5.     OTHER EVENTS

          Contemporaneously with the transaction referenced in Item 1, the Registrant entered into a Settlement and Release Agreement (the “Settlement Agreement”) with Grand Cheer Company Limited (“Grand Cheer”).  Pursuant to the terms of the Settlement Agreement, Grand Cheer agreed to cancel the Registrant’s $1,000,000 promissory note, and to release all collateral thereunder.  In addition, Grand Cheer agreed to reduce from 1,000,000 to 800,000 the number of shares issuable upon the exercise of Grand Cheer’s warrant, and to release the Registrant from any and all liability through the closing of the transaction referenced in Item 1.

          Grand Cheer exercised its right to convert its shares of the Registrant’s Series B Convertible Preferred Stock, par value $1.00 per share, and all accrued and unpaid dividends thereon, into 2,024,986 shares of Common Stock.  In exchange, the Registrant agreed to pay Grand Cheer $1,200,000 from the proceeds of the transaction referenced in Item 1, and agreed to issue an additional 652,288 shares of Common Stock to Grand Cheer.  OvenWorks and Grand Cheer also entered into a Voting Agreement, dated as of October 28, 2003, whereby Grand Cheer gave an irrevocable proxy to OvenWorks and Oven Management to vote its shares of Common Stock with respect to certain matters.

          The Registrant also entered into a Settlement, Release Agreement and Third Amendment to the Supplementary Agreement to the OEM Contract with Shandong Xiaoya Group Company Limited (“Xiaoya”).  Pursuant to this agreement, the Registrant agreed to make a payment of $242,000 in full satisfaction of all amounts due to Xiaoya.  In exchange, Xiaoya agreed to release the Registrant from any claims Xiaoya had as of the signing of the agreement, and to reduce the monthly minimum purchase requirement of TC3-1 ovens that Registrant must make from Xiaoya.

          For more information regarding the above transactions, please refer to the press release attached hereto as Exhibit 99.3, which is hereby incorporated by this reference, and to the copies of the relevant documents filed herewith.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements of Businesses Acquired.

           None.

(b)      Pro Forma Financial Information.

           None.

(c)      Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement by and between the Registrant and OvenWorks, LLLP, dated October 28, 2003

3(i)	Certificate of Designations, Powers, Preferences, and Rights of the Series D Convertible Preferred Stock

10.1	Stockholders’ Agreement by and among the Registrant, OvenWorks, LLLP, Jeffrey Bogatin and Donald Gogel, dated October 28, 2003

10.2	Settlement and Release Agreement by and between the Registrant and Grand Cheer Company Limited, dated October 28, 2003

99.1	Voting Agreement by and among OvenWorks, LLLP, Jeffrey Bogatin and Donald Gogel, dated October 28, 2003

99.2	Voting Agreement by and between OvenWorks, LLLP and Grand Cheer Company Limited, dated October 28, 2003

99.3	Press Release

ITEM 9.     REGULATION FD DISCLOSURE

          On October 28, 2003, the Registrant issued a press release announcing the completion of the above referenced private placement.  A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated by reference herein as part of this item.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURBOCHEF TECHNOLOGIES, INC.
(Registrant)

	By:	/s/ James K. Price

James K. Price
Chief Executive Officer and President

Date: November 7, 2003